Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Preliminary Prospectus Supplement dated April 30, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 1, 2012

Zions Direct Auctions - View Auction 5/1/12 2:23 PM https://beta.auctions.zionsdirect.com/auction/5399/summary Page 1 of 2 HOME :: AUCTION #5399 View Auction ISSUE INFORMATION CUSIP Number: 989701867 Units Offered: 5,750,000 Min. Price: $ 23.50 Max. Price: $ 25.00 About the Issuer BIDDING INFORMATION Number of Bidders: Number of Bids: Current Market-Clearing Price: $ 23.50 Current Market-Clearing Yield: 8.404% Before submitting bids in this auction you must Register or Sign In. Auction Status: ACCEPTING BIDS Auction Start: 5/1/2012 3:00 PM EDT Auction End: 5/2/2012 3:00 PM EDT Last Update: 5/1/2012 4:22:56 PM EDT Security Type: Preferred Stock Coupon: 7.900% Offering Documents Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock | S&P BB | Fitch B | DBRS B(low). Auction Details Zions Bancorporation / Preferred Stock Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 30, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503- 4611. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 ENTRUST ZIONS DIRECT GRANT STREET GROUP SOFTWARE THAT WORKS

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Zions Direct Auctions - Bidding Qualification 5/1/12 2:09 PM

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Zions Bancorporation / Preferred Stock
Series F Preferred Stock

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the depositary shares and underlying shares of Series F Preferred Stock available through Zions Direct Auctions are securities and are not insured by the FDIC, are not deposits of any bank or the issuer and may lose value. All securities are subject to investment risk, including possible loss of your investment.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that, while application will be made to list the depositary shares on the New York Stock Exchange, no assurance can be given that the depositary shares will be approved for listing. If the depositary shares are approved for listing, I understand that trading is expected to commence within 30 days of the intial delivery date of the depositary shares.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

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Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

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Zions Direct Auctions - Bidding Qualification 5/1/12 2:09 PM

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Bidding Qualification

CONTINENTAL BANK

Zions Bancorporation / Preferred Stock

Series F Preferred Stock

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following bidder identification is correct:

Customer Username:	ZDTest

☐ I have accessed or received the Offering Documents.

☐ I understand that the depositary shares and underlying shares of Series F Preferred Stock available through Zions Direct Auctions are securities and are not insured by the FDIC, are not deposits of any bank or the issuer and may lose value. All securities are subject to investment risk, including possible loss of your investment.

☐ I understand that, while application will be made to list the depositary shares on the New York Stock Exchange, no assurance can be given that the depositary shares will be approved for listing. If the depositary shares are approved for listing, I understand that trading is expected to commence within 30 days of the intial delivery date of the depositary shares.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas | California Bank & Trust | The Commerce Bank of Oregon | The Commerce Bank of Washington | National Bank of Arizona | Nevada State Bank | Vectra Bank | Zions Bank

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Zions Direct Auctions - Bid Page 5/1/12 2:22 PM https://beta.auctions.zionsdirect.com/auction/5399/sign_in Page 1 of 2 ZDTEST :: HOME :: AUCTION #5399 Bid Page ISSUE INFORMATION CUSIP Number: 989701867 Units Offered: 5,750,000 Min. Price: $ 23.50 Max. Price: $ 25.00 About the Issuer BIDDING INFORMATION Number of Bidders: Number of Bids: Current Market-Clearing Price: $ 23.50 Current Market-Clearing Yield: 8.404% Auction Status: ACCEPTING BIDS Auction Start: 5/1/2012 3:00 PM EDT Auction End: 5/2/2012 3:00 PM EDT Last Update: 5/1/2012 4:22:05 PM EDT Security Type: Preferred Stock Coupon: 7.900% Offering Documents Bid Limit: $ 250,000.00 Calculate/Refresh Submit Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock | S&P BB | Fitch B | DBRS B(low). Auction Details ZDTEST Current Market-Clearing Yield: 8.404% Current Market-Clearing Price: $ 23.50 AUCTION BIDS Units Price Submitted “In the Money” Amount Due Bid Limit Utilized 1 2 3 4 5 Auction Activity Current Market-Clearing Yield: 8.404% Current Market-Clearing Price: $ 23.50 Bidder Units Bid Price Timestamp Potential Award Potential Amount Due No bids have been submitted. Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the “in-the-money” units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the “in-the-money” units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit, you may not be able to improve any of your bids until the market clearing price exceeds one or more of your “in-the-money” bids. Zions Bancorporation / Preferred Stock Note: This page will check for updates every minute. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 ENTRUST ZIONS DIRECT GRANT STREET GROUP SOFTWARE THAT WORKS

Zions Direct Auctions - Bid Page 5/1/12 2:22 PM https://beta.auctions.zionsdirect.com/auction/5399/sign_in Page 2 of 2 Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 30, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503- 4611. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. ENTRUST ZIONS DIRECT GRANT STREET GROUP SOFTWARE THAT WORKS

Zions Direct Auctions - Review & Confirm Bid Submission 5/1/12 2:22 PM

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ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / Preferred Stock

Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock | S&P BB | Fitch B | DBRS B(low).

Bidder	Bid #	Units @ Price	Max. Award	Max. Amt. Due	Status
ZDTEST	1	1 @ 25.00	1 Units	$ 25.00	NEW
Bid Limit: $ 250,000.00		I understand that I could be responsible for up to $ 25.00 on my award.			

☐ I confirm the bids shown in the table above.

Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the "in-the-money" units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the "in-the-money" units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit, you may not be able to improve any of your bids until the market clearing price exceeds one or more of your "in-the-money" bids.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 30, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503- 4611.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Zions Direct Auctions - Results 5/1/12 2:01 PM

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Zions Bancorporation / Preferred Stock

Series F Fixed-Rate Non-Cumulative Perpetual Preferred Stock | S&P BB | Fitch B | DBRS B(low).

Due to full subscription, the auction will close at 3:30 PM ET.

Auction Status:	CLOSED
Auction Start:	5/1/2012 3:00 PM EDT
Auction End:	5/1/2012 3:30 PM EDT
Last Update:	5/1/2012 4:00:55 PM EDT

Security Type:	Preferred Stock
Coupon:	7.900%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701867
Units Offered:	5,750,000
Min. Price:	$ 23.50
Max. Price:	$ 25.00

About the Issuer

BIDDING INFORMATION

Number of Bidders:	47
Number of Bids:	71
Units Bid:	7,702,535
Coverage:	133.96%
Highest Bid:	$ 25.00
Lowest Bid:	$ 23.50
Bid Spread:	$ 1.50
Num. Bids Accepted:	14
Num. Bidders with Bids Accepted:	13
Highest Bid Accepted:	$ 25.00
Lowest Bid Accepted:	$ 25.00

Bids

Final Market-Clearing Yield: **7.900%** Final Market-Clearing Price: **$ 25.00**

Bidder	Units	Price ▼	Timestamp	Awarded	Amount Due
#30399	1,120,000	$ 25.00	5/1/2012 3:00:29 PM	1,120,000 units	$ 28,000,000.00
#30768	2,000,000	$ 25.00	5/1/2012 3:00:35 PM	2,000,000 units	$ 50,000,000.00
#7816	5	$ 25.00	5/1/2012 3:00:58 PM	5 units	$ 125.00
#30707	3,040	$ 25.00	5/1/2012 3:00:59 PM	3,040 units	$ 76,000.00
#30391	287,500	$ 25.00	5/1/2012 3:01:11 PM	287,500 units	$ 7,187,500.00
#30376	1,335,000	$ 25.00	5/1/2012 3:01:17 PM	1,335,000 units	$ 33,375,000.00
#30766	80,000	$ 25.00	5/1/2012 3:01:21 PM	80,000 units	$ 2,000,000.00
#29975	1,400	$ 25.00	5/1/2012 3:01:25 PM	1,400 units	$ 35,000.00
#30761	150,000	$ 25.00	5/1/2012 3:01:35 PM	150,000 units	$ 3,750,000.00
#30297	55,000	$ 25.00	5/1/2012 3:01:42 PM	55,000 units	$ 1,375,000.00

https://www.auctions.zionsdirect.com/auction/5677/results Page 1 of 3

Zions Direct Auctions - Results 5/1/12 2:01 PM

#30387	500,000	$ 25.00	5/1/2012 3:01:44 PM	500,000 units	$ 12,500,000.00
#30822	3,400	$ 25.00	5/1/2012 3:01:45 PM	3,400 units	$ 85,000.00
#7816	195	$ 25.00	5/1/2012 3:02:00 PM	195 units	$ 4,875.00
#30403	277,400	$ 25.00	5/1/2012 3:02:10 PM	214,460 units	$ 5,361,500.00
#30405	280,000	$ 25.00	5/1/2012 3:02:11 PM	Rejected: Timestamp	
#30706	1,000	$ 25.00	5/1/2012 3:02:33 PM	Rejected: Timestamp	
#30698	800	$ 25.00	5/1/2012 3:02:34 PM	Rejected: Timestamp	
#30815	400	$ 25.00	5/1/2012 3:02:42 PM	Rejected: Timestamp	
#30405	280,000	$ 25.00	5/1/2012 3:02:46 PM	Rejected: Timestamp	
#30748	2,000	$ 25.00	5/1/2012 3:02:56 PM	Rejected: Timestamp	
#30713	2,000	$ 25.00	5/1/2012 3:03:23 PM	Rejected: Timestamp	
#22719	20	$ 25.00	5/1/2012 3:03:27 PM	Rejected: Timestamp	
#29836	10,000	$ 25.00	5/1/2012 3:03:30 PM	Rejected: Timestamp	
#30817	600	$ 25.00	5/1/2012 3:03:39 PM	Rejected: Timestamp	
#19920	50	$ 25.00	5/1/2012 3:03:47 PM	Rejected: Timestamp	
#30297	40,000	$ 25.00	5/1/2012 3:03:48 PM	Rejected: Timestamp	
#30387	25,000	$ 25.00	5/1/2012 3:04:03 PM	Rejected: Timestamp	
#25433	10,000	$ 25.00	5/1/2012 3:04:26 PM	Rejected: Timestamp	
#30824	5,000	$ 25.00	5/1/2012 3:04:26 PM	Rejected: Timestamp	
#30376	165,000	$ 25.00	5/1/2012 3:04:31 PM	Rejected: Timestamp	
#30784	8,000	$ 25.00	5/1/2012 3:04:40 PM	Rejected: Timestamp	
#30764	5,000	$ 25.00	5/1/2012 3:05:31 PM	Rejected: Timestamp	
#18907	100	$ 25.00	5/1/2012 3:05:33 PM	Rejected: Timestamp	
#30785	6,000	$ 25.00	5/1/2012 3:06:27 PM	Rejected: Timestamp	
#30756	35,000	$ 25.00	5/1/2012 3:06:45 PM	Rejected: Timestamp	
#13278	8,000	$ 25.00	5/1/2012 3:07:04 PM	Rejected: Timestamp	
#30753	57,200	$ 25.00	5/1/2012 3:07:18 PM	Rejected: Timestamp	
#30393	20,000	$ 25.00	5/1/2012 3:07:45 PM	Rejected: Timestamp	
#21127	1,500	$ 25.00	5/1/2012 3:08:41 PM	Rejected: Timestamp	
#13193	8,600	$ 25.00	5/1/2012 3:10:07 PM	Rejected: Timestamp	
#30240	100,000	$ 25.00	5/1/2012 3:10:52 PM	Rejected: Timestamp	
#19253	1,000	$ 25.00	5/1/2012 3:11:48 PM	Rejected: Timestamp	
#21446	350	$ 25.00	5/1/2012 3:16:07 PM	Rejected: Timestamp	

https://www.auctions.zionsdirect.com/auction/5677/results Page 2 of 3

Zions Direct Auctions - Results 5/1/12 2:01 PM

#29094	25	$ 25.00	5/1/2012 3:16:23 PM	Rejected: Timestamp
#30757	28,600	$ 25.00	5/1/2012 3:16:34 PM	Rejected: Timestamp
#9610	500	$ 25.00	5/1/2012 3:16:52 PM	Rejected: Timestamp
#22552	200	$ 25.00	5/1/2012 3:16:55 PM	Rejected: Timestamp
#29094	50	$ 25.00	5/1/2012 3:17:33 PM	Rejected: Timestamp
#18363	400	$ 25.00	5/1/2012 3:26:27 PM	Rejected: Timestamp
#30824	5,000	$ 24.90	5/1/2012 3:04:26 PM	Rejected: Price
		Auction Totals:	5,750,000 units	$ 143,750,000.00

Page 1 of 2

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated April 30, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503- 4611.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Entrust ZIONS DIRECT

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